SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 26, 2006 (April 21, 2006)

Furniture Brands International, Inc.
(Exact name of Registrant as specified in charter)

Delaware	I-91	43-0337683
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification Number)

101 South Hanley Road, St. Louis, Missouri 63105
(Address of principal executive offices) (zip code)

(314) 863-1100
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

(a)
On April 21, 2006 the Company refinanced its existing Credit Agreement, which represents primarily all of its long-term debt. The new Agreement is an unsecured, revolving credit facility provided by a syndicate of financial institutions with a commitment of $400.0 million and a maturity date of April 21, 2011. The new revolving credit facility allows for the issuance of letters of credit and cash borrowings. Letter of credit outstandings are limited to no more than $100.0 million with cash borrowings limited by the facility’s maximum availability less letter of credit outstandings. Cash borrowings under the new credit facility bear interest at either a base rate or at an adjusted Eurodollar rate plus an applicable margin. The applicable margin is subject to adjustment based upon the credit ratings the facility receives from Standard & Poor’s and Moody’s.

Item 9.01.	Financial Statements and Exhibits

(d)

10
Credit Agreement, dated April 21, 2006, among the Company, Broyhill Furniture Industries, Inc., HDM Furniture Industries, Inc., Lane Furniture Industries, Inc. and Thomasville Furniture Industries, Inc. as Borrowers, Various Lenders, The Bank of Tokyo-Mitsubishi , UFJ, LTD., PNC Bank, National Association, Wachovia Bank, National Association, and Wells Fargo Bank, NA, as Co-Syndication Agents, J P Morgan Chase Bank, N.A. as Administrative Agent, and J. P. Morgan Securities, Inc., as Sole Bookrunner and Sole Lead Arranger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Furniture Brands International, Inc.

By:	/s/ Steven W. Alstadt
Steven W. Alstadt
Controller and Chief Accounting Officer

Dated: April 26, 2006

EXHIBIT INDEX

Exhibit No.	Description

10
Credit Agreement, dated April 21, 2006, among the Company, Broyhill Furniture Industries, Inc., HDM Furniture Industries, Inc., Lane Furniture Industries, Inc. and Thomasville Furniture Industries, Inc. as Borrowers, Various Lenders, The Bank of Tokyo-Mitsubishi , UFJ, LTD., PNC Bank, National Association, Wachovia Bank, National Association, and Wells Fargo Bank, NA, as Co-Syndication Agents, J P Morgan Chase Bank, N.A. as Administrative Agent, and J. P. Morgan Securities, Inc., as Sole Bookrunner and Sole Lead Arranger.